UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of earliest event reported: July 29, 2019

CANTEL MEDICAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31337	22-1760285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Clove Road, Little Falls, New Jersey	07424	(973) 890-7220
(Address of Principal Executive Offices)	(Zip code)	(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CMD	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On July 29, 2019, Cantel Medical Corp. (the “Company”), entered into a Purchase and Sale Agreement with Hu-Friedy Mfg. Co., LLC, a Delaware limited liability company (“Hu-Friedy”), Dental Holding, LLC, a Delaware limited liability company and the sole member of Hu-Friedy (“Dental Holding”), and, for limited purposes set forth therein, Ken Serota and Ron Saslow (the “Purchase and Sale Agreement”), pursuant to which the Company has agreed to acquire Hu-Friedy from Dental Holding.

The acquisition will be structured as a purchase by the Company of all of the issued and outstanding membership interests in Hu-Friedy from Dental Holding for aggregate upfront consideration of $725 million. The aggregate upfront consideration will include $25 million to $60 million in shares of common stock of the Company (“Cantel Shares”), with the specific amount to be determined by the Company prior to the closing of the transaction (the “Share Consideration”) and the remainder ($665 million to $700 million) to be paid in cash, subject to customary adjustments for cash, debt, excess working capital and unpaid transaction expenses.

The Company and Dental Holding also entered into an Earnout Agreement, dated as of July 29, 2019 (the “Earnout Agreement”), pursuant to which the Company has agreed to make up to $50 million in earnout payments payable primarily in cash (with $1.75 million payable in Cantel Shares) conditional on the achievement of certain commercial milestones.

Dental Holding will be subject to a 12-month lock-up period during which time it will be required to continue to hold the portion of the Share Consideration with an aggregate value of $25 million, subject to certain exceptions for permitted transfers to related persons.  If the aggregate value of the Share Consideration delivered at closing is greater than $25 million, then at closing Dental Holding and the Company will enter into a registration rights agreement pursuant to which Dental Holding will have the right to require the registration and resale of such excess Cantel Shares in a registered offering.

The completion of the transaction is subject to receipt of certain regulatory approvals and other customary closing conditions.  The Purchase and Sale Agreement may be terminated under certain circumstances, including by either party if the acquisition has not been completed by January 29, 2020, subject to an automatic three-month extension to April 29, 2020 if on January 29, 2020, all closing conditions other than those relating to receipt of antitrust approvals are satisfied (the “Outside Date”).  The Company currently anticipates that the acquisition will be completed in the first quarter of the Company’s fiscal year 2020, which begins on August 1, 2019.

The Company has obtained a fully underwritten financing commitment pursuant to a Commitment Letter dated as of July 29, 2019 (the “Commitment Letter”) from Bank of America, N.A. and BofA Securities, Inc. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide up to $990 million in debt financing (the debt financing under the Commitment Letter, the “Facilities”) for the purpose of financing all or a portion of the cash consideration for the acquisition, to refinance certain existing indebtedness of the Company and Hu-Friedy and to pay the fees and expenses incurred in connection therewith.  The obligation of the Commitment Parties to provide the amount necessary to complete the acquisition under the Commitment Letter is subject to a number of customary conditions.  The Commitment Parties’ obligations under the Commitment Letter will expire on the earliest to occur of (i) the date of termination of the Purchase and Sale Agreement in accordance with its terms or with the Company’s consent, (ii) the consummation of the acquisition without the funding of the Facilities and (iii) 11:59 p.m., New York City time, the date that is five business days after the Outside Date.

The Company expects to obtain “representation and warranty” insurance from certain insurers, which will provide coverage for breaches of representations and warranties, subject to a deductible and certain other terms and conditions.

The foregoing description of the Purchase and Sale Agreement and the Earnout Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase and Sale Agreement and the Earnout Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K.

The Purchase and Sale Agreement and the Earnout Agreement (the “Agreements”) and the above description have been included to provide investors with information regarding the terms of the Agreements.  They are not intended to provide any other factual information about the Company or any other parties to the Agreements or their respective affiliates or equityholders.  The representations, warranties and covenants contained in the Agreements were made only for the purposes of the Agreements and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party.  Accordingly, investors should not rely on the representations, warranties and covenants in the Agreements as statements of factual information.

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The Share Consideration will only be issued pursuant to the terms of the Purchase and Sale Agreement.

Item 3.02.          Unregistered Sales of Equity Securities.

Pursuant to the Purchase and Sale Agreement, the Company has agreed, subject to the terms and conditions of the Purchase and Sale Agreement, to issue to Dental Holding up to 751,470 Cantel Shares at the closing of the transaction, with an aggregate value of up to $60 million.

Pursuant to the Earnout Agreement, the Company has agreed in connection with the achievement of certain milestones set forth therein to issue to Dental Holding shares of the Company’s common stock having a value of $1.75 million (with the number of Cantel Shares to be issued being determined based on the volume-weighted average closing price of Cantel Shares on the New York Stock Exchange for the consecutive 20 trading day period ending on the trading day prior to the date that the issuance is required to be made), subject to the achievement of the applicable milestone and terms and conditions of the Earnout Agreement.

These issuances are expected to be exempt from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, because they would not involve a public offering.

Item 7.01.          Regulation FD Disclosure.

The Company issued a press release and an investor presentation on July 30, 2019 announcing execution of the Purchase and Sale Agreement and the Earnout Agreement.  A copy of the press release and investor presentation are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01.          Financial Statements, Pro Forma Financial Information and Exhibits.

(d)          The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
2.1
Purchase and Sale Agreement, dated as of July 29, 2019, by and among Cantel Medical Corp., Hu-Friedy Mfg. Co., LLC, Dental Holding, LLC, and, for limited purposes set forth therein, Ken Serota and Ron Saslow†

10.1	Earnout Agreement, dated as of July 29, 2019, by and between Dental Holding, LLC and Cantel Medical Corp.

99.1	Press Release issued by Cantel Medical Corp., dated as of July 30, 2019

99.2	Investor Presentation issued by Cantel Medical Corp., dated as of July 30, 2019

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws.  For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts.  Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “enable,” and “opportunity” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements include, among other things, statements regarding our expected net sales; synergies; tax benefits; GAAP, operational and organic revenue growth rates; GAAP earnings and adjusted earnings; our financial performance; our business plans and our positioning for revenue and earnings growth.  In addition, risks and uncertainties associated with these forward-looking statements include the potential that we may not be able to consummate the acquisition, or that the expected benefits (including tax benefits) and opportunities of the acquisition may not be realized or may take longer to realize than expected, or that required regulatory approvals may not be obtained as quickly as expected, or at all.  There are also risks and uncertainties related to the ability of the Company to successfully integrate the technology, operations and employees of Hu-Friedy, as well as the ability of the Company to continue to successfully operate Hu-Friedy during the time periods necessary to realize the benefits (including synergies and tax benefits) described.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.  We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A of our Annual Report on Form 10-K, entitled Risk Factors.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  This cautionary statement is applicable to all forward-looking statements contained in this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

Date: July 30, 2019	By:	/s/ George L. Fotiades
George L. Fotiades
President and Chief Executive Officer